PURCHASE AGREEMENT

        THIS PURCHASE AGREEMENT is made as of the 31st day of December, 1997, by and among the purchasers whose names and addresses are shown on the signature page to this Purchase Agreement (each a "Purchaser" and together the "Purchasers") and METALCLAD CORPORATION, a Delaware corporation, with its principal offices at 2 Corporate Plaza, Suite 125, Newport Beach, California 92660, United States of America (the "Company").

                                   WITNESSETH:

        WHEREAS, the Company is offering to sell up to U.S. $2,200,000.00 Principal Amount of its Zero Coupon Secured Notes, each Note to be dated and issued as of the date hereof and to be due December 31, 2002 (each a "Note" and together the "Notes"), the Purchasers or any other holders of the Notes being hereinafter sometimes referred to as the "Noteholders" and individually as a "Noteholder", and the Principal Amount of any Note being hereinafter sometimes referred to as the "Principal Amount"), each Note to be substantially in the form of Exhibit A annexed hereto and made a part hereof;

        WHEREAS, under certain circumstances described below and in the Notes, the Notes may become convertible into the Company s Common Stock, par value U.S. $.10 per share (the "Common Stock"), and may thereafter be so converted at the option of the holder of such Note, the Company being obligated to issue to the holder of each Note 1,000 "Warrants" (hereinafter defined) to purchase the Common Stock of the Company for each U.S. $1,000.00 of the "Purchase Price" (hereinafter defined) of the Notes then outstanding (whether or not the Notes are then converted by the holder thereof), and under certain further circumstances described below, the Company may acquire the right, but not the obligation, to require the holders of the Notes to convert the Notes into Common Stock (the Company previously having issued the Warrants referred to above), neither of which circumstances are certain to occur;

        WHEREAS, under certain circumstances described below, on or after April 15, 1999: (A) the Noteholders may acquire the right to require the Company to redeem the Notes prior to maturity and concurrently therewith to issue to the Noteholders 1,000 Warrants to purchase Common Stock for each U.S. $1,000.00 of the Purchase Price of the Notes then outstanding (provided such Warrants have not previously been issued to the Noteholders); and (B) the Company may acquire the right to prepay the Notes prior to maturity provided concurrently with the exercise of such right, the Company shall issue to the Noteholders 1000 Warrants for each such U.S. $1,000.00 of the Purchase Price of the Notes then outstanding (provided such Warrants have not previously been issued to the Noteholders);
        WHEREAS, the obligations of the Company under the Purchase Agreement and the Notes are entitled to the benefits of the Pledge Agreement mentioned below;

        WHEREAS, the placement of the Notes has been arranged directly by and between the Company and the Purchasers; and

        WHEREAS, the Company has furnished to the Purchasers, in accordance with Section 4.2 (c) hereof, the latest annual and quarterly reports and other public information referred to below filed with the United States Securities and Exchange Commission ("SEC") constituting all of the filings of any nature which the Company has filed and was required to file with the SEC from and including January 1, 1997 through and including December 31, 1997;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Purchase Agreement, the undersigned agree as follows:

   Section 1.  Agreement to Sell and Purchase the Notes.

           1.1 On the basis of the representations, warranties and agreements contained in this Purchase Agreement but subject to the terms and conditions set forth in this Purchase Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company on December 31, 1997, or on such other date as shall be mutually agreed upon by the Company and the Purchasers (the "Closing Date"), the aggregate Principal Amount of Notes set forth opposite such Purchaser s name on Schedule 1 annexed to this Purchase Agreement and made a part hereof. The Purchase Price for each Note shall be equal to the Principal Amount of such Note multiplied by .68181819 (herein with reference to each Note, the "Purchase Price") The total Purchase Price of all Notes shall equal U.S. $1,500.000.00 (U.S. $2,200,000.00 Principal Amount times .68181819).

                1.2 Payment of the Purchase Price for each Note shall be made by each Purchaser to the Company by wire transfer net of all wire transfer charges of immediately available funds for value on December 31, 1997 or such earlier date as the Company and the Purchasers shall agree in United States dollars to:

             Account:      Metalclad Corporation
             Account No.:  040116487
             ABA No.:      122003516
             Bank:         Sanwa Bank, Santa Ana Main Branch
                           1622 North Main Street
                           Santa Ana, California 92701
                           United States of America

   PURCHASER MUST INSTRUCT ITS PAYING BANK PRIOR TO THE CLOSING DATE TO WIRE FUNDS FOR SAME DAY VALUE ON OR BEFORE THE CLOSING DATE, IN ORDER TO HAVE SUCH FUNDS TRANSFERRED TO THE ABOVE ACCOUNT PRIOR TO THE CLOSING.

        Alternatively, at the option of any Purchaser, payment may be made in escrow in advance of the Closing Date by wire transfer of the Purchase Price to be paid by such Purchaser in immediately available funds to:

             Account:        Gilmartin, Poster & Shafto Trust
             Account No.:    04278931
             ABA No.:        0210000089
             Bank:           Citibank, N.A.
                             One Broadway, New York, New York 10004
                             United States of America
                             Attention:  Ms. Lena Circosta

        Should the funds be transferred in such alternative manner and should the Closing take place at a time of day when it is no longer practicable or possible to wire transfer said funds to the above mentioned account of the Company, Purchaser will cause Messrs. Gilmartin, Poster & Shafto ("Agent"), concurrently with the Closing, to: (i) issue and deliver to the Company the Agent s irrevocable and unconditional confirmation that concurrently with the Closing the Agent holds such Purchase Price solely and exclusively for the benefit of the Company, and (ii) issue and deliver to Citibank, N.A. no later than the opening of business on the following Business Day its irrevocable and unconditional instructions to Citibank, N.A. forthwith to wire transfer net of all wire transfer charges the total Purchase Price of all the Notes to the Company s account with said Sanwa Bank above mentioned.

           1.3 The completion of the sale and purchase of the Notes (the "Closing") shall take place at the offices of the Agent, 5th Floor, One William Street, New York, New York 10004, at 10:00 a.m. local time on the Closing Date. At the Closing, the Company shall deliver to the Agent for the account of Purchasers, one Note for each Purchaser in the aggregate Principal Amount of the Note being purchased by such Purchaser, such Note being registered in the name of such Purchaser or its nominees, representing the Notes being purchased by each Purchaser, against payment of the Purchase Price therefor in immediately available funds to the account of the Company designated in or otherwise as provided in Section
   1.2 of this Purchase Agreement. Upon mutual Agreement of the Company and the Purchasers, the Closing may take place earlier than December 31,1997, but such earlier Closing shall have no effect on the dating of any documents, including the Notes. In the event of such earlier closing the Company shall pay interest to the Purchasers at the rate of 9 1/3% per annum from the date of receipt of the Purchase Price by the Company to and including December 30, 1997, such interest to be paid by the Company to the Agent for distribution to the Purchasers no later than January 10, 1998.

           1.4 The obligation of each Purchaser to purchase the Notes at the Closing shall be conditional upon the delivery by the Company to the Agent, on behalf of all the Purchasers, of:

                1.4.1 The Pledge Agreement by and between the Company and the Agent dated as of the Closing Date substantially in the form of
   Schedule 2 annexed hereto and made a part hereof pursuant to which the Company pledges to the Agent for the benefit of the Noteholders and as security for, among other things, the obligations of the Company under the Notes and this Purchase Agreement, all of the issued and outstanding capital stock ("MIC Shares") of the Company s wholly owned subsidiary,

   Metalclad Insulation Corporation ("MK"), a California corporation.

                1.4.2 Evidence satisfactory to the Agent of the authority of the persons executing the Notes, the Pledge Agreement and all other transaction documents on behalf of the Company.

                1.4.3  The Notes.

                1.4.4  The MIC Share Certificates and the MIC Stock Powers.

                1.4.5 UCC Financing Statements relating to the Collateral to be filed in such jurisdictions as are determined appropriate by the Agent.

   Section 2. Contingent Rights of the Noteholders and the Company to Require Conversion of the Notes; Obligation of the Company to Issue Warrants Under Certain Circumstances; Right of the Noteholders to Require Redemption of the Notes After April 15. 1999; Right of the Company to Prepay the Notes Prior to Conversion After April 15. 1999; Certain Rights of Noteholders Upon the Occurrence of an Event of Default; Registration Rights.

           2.1 When used in this Purchase Agreement, the following terms shall have the following meanings:

                2.1.1  "Agent" shall have the meaning set forth in Section
   1.2 of this Purchase Agreement.

                2.1.2 "Business Day" shall mean a day on which banks are open for business in each of Los Angeles, California, New York City, New York, London, England and the Channel Islands.

                2.1.3  "Closing Date" shall have the meaning set forth in
   Section 1.1 of this Purchase Agreement.

                2.1.4 "Common Stock" shall have the meaning set forth in the second recital of this Purchase Agreement.

                2.1.5 "Company" shall have the meaning set forth in the first paragraph of this Purchase Agreement.

                 2.1.6 "Conversion Rate" shall mean 667 shares of Common Stock for each U.S. $1,000.00 of the Purchase Price of any Note, which number of shares shall be subject to adjustment pursuant to the OFW Ratchet Clause.

                 2.1.7 "Conversion Shares" shall mean the shares of Common Stock of the Company issuable upon conversion of the Notes.

                 2.1.8 "Default Rate" shall be a per annum rate of interest equal to (i) the greater of (w) 15% or (x) the sum of 6% plus the rate announced from time to time by Citibank, N.A. as its prime or stated rate for unsecured short term U.S. dollar commercial loans in the United States.

                 2.1.9 "Discounted Present Value" with respect to any Note shall be based on a simple interest rate of 9 1/3% per annum without compounding and shall mean with respect to any Note an amount calculated in accordance with the following formula:

                            n
                           ----
        PP + (46 2/3% PP x 1826)

   wherein PP equals the Purchase Price of a Note, n equals the number of days elapsed from and including the date of issuance of any Note to and including (A) the date of payment pursuant to the exercise by any Noteholder of its contingent right of redemption or (B) the date of payment pursuant to the exercise by the Company of its contingent right of prepayment or (C) the date of occurrence of an Event of Default, as the case may be, and 1826 equals the total number of days from and including the date of issuance to and including the date of maturity of the Note (December 31, 1997 through and including December 31, 2002).

                 2.1.10 "Event of Default" shall mean any of the events referred to in Section 7 of this Purchase Agreement; and "Events of Default" shall mean more than one such event.

                 2.1.11 "Mandatory Redemption" shall mean the exercise by any Noteholder, at any time after April 15, 1999 and prior to the timely receipt by such Noteholder of notice from the Company of the occurrence of a Trigger Event, of the right to require the Company to redeem such Note at a price equal to the Discounted Present Value from the date of payment of the redemption price and the concurrent delivery by the Company to such Noteholder of 1,000 Warrants for each $1,000.00 of the Purchase Price of such Note.

                 2.1.12 "Market Price" shall have the meaning set forth in the form of Warrant annexed to this Purchase Agreement as Exhibit B and made a part hereof.
                 2.1.13 "MIC Shares" shall mean all of the issued and outstanding capital stock of Metalclad - Insulation Corporation, a California corporation.

                 2.1.14 "MIC Stock Powers" shall mean stock powers executed in blank, with signature guaranteed, in form sufficient to enable the Agent to transfer the registered and beneficial ownership of the whole or any portion of the MIC Shares pursuant to the terms of the Pledge Agreement.

                 2.1.15 "MTLC Optional Conversion Event" shall mean the occurrence of both of (i) the receipt of timely notice by the Noteholder of the occurrence of a Trigger Event, (ii) the receipt by the Noteholders of notice from the Company that the Market Price of the Common Stock has equaled or exceeded U.S. $3.00 per share for not less than 60 consecutive trading days, which such notice must be given by the Company not later than 15 calendar days after the occurrence of such MTLC Optional Conversion Event.

                 2.1.16 "Noteholder" and "Noteholders" shall have the meanings set forth in the first recital of this Purchase Agreement.

                 2.1.17 "Obligations" shall have the meaning set forth in Pledge Agreement.

                 2.1.18 "OFW Ratchet Clause" shall have the meaning set forth in the form of Warrant annexed hereto as Exhibit B and made a part hereof.

                 2.1.19 "Pledge Agreement" shall mean that certain Pledge Agreement by and between the Company and the Agent dated as of December 31, 1997, substantially in the form of Exhibit C annexed hereto and made a part hereof, pursuant to which, among other things, the Company pledges to the Agent for the benefit of the Noteholders and as security for all of the Obligations, the MIC Shares.

                 2.1.20 "Principal Amount" shall mean with respect to all of the Notes, U.S. $2,200,000, and with respect to any Note, shall mean the Purchase Price thereof multiplied by 1.466666667.

                 2.1.21 "Purchaser" and "Purchasers" shall have the meanings set forth in the first paragraph of this Purchase Agreement.

                 2.1.22 "Purchase Price" of any Note shall mean the Principal Amount thereof multiplied times .68181819.

                 2.1.23 "SEC" shall have the meaning set forth in the last recital of this Purchase Agreement.

                 2.1.24 "Total Interest" in respect of any Note shall mean the total interest thereon from the date of issuance to the date of maturity and shall be equal to the Principal Amount of such Note multiplied times .318181.

                 2.1.25 "Trigger Event" shall mean the timely receipt by the Noteholder of Notice from the Company that the Market Price of the Common, Stock shall have equaled or exceeded U.S. $1.50 per share for a period of 10 consecutive trading days (which Notice the Company shall be obligated to give upon the first occurrence thereof).

                 2.1.26 "Warrant" shall mean the non-redeemable right to purchase one share of the Common Stock at the Warrant Exercise Price; and "Warrants" shall mean the plural thereof, each Warrant to be substantially in the form of Exhibit B annexed hereto and made a part hereof.

                 2.1.27 "Warrant Exercise Price" shall mean U.S. $1.50 per share of Common Stock as the same may be adjusted pursuant to the OFW Ratchet Clause.

                 2.1.28 "Warrant Shares" shall mean the shares of Common Stock of the Company issuable upon exercise of the Warrant.

           2.2 Upon the occurrence of a Trigger Event following the issuance of the Notes: (i) the Notes shall become convertible at the option of the holder thereof at the Conversion Rate; (ii) the Company shall issue to such holder 1,000 Warrants for each $1,000.00 of the Purchase Price of such Note; and (iii) the right of the Noteholder to receive Total Interest in respect of his Note, whether accrued or to be accrued, shall be canceled if, and only if, such Note is actually converted by such Noteholder following the owner of a Trigger Event or (B) following the occurrence of an MTLC Optional Conversion Event as hereinafter provided.

           2.3 Upon the occurrence of an MTLC Optional Conversion Event, provided the Noteholders shall have received notice thereof not later than 15 calendar days following the occurrence thereof, the Company shall have the right (but not the obligation) to require the Noteholders to convert the Notes into Common Stock at the Conversion Rate at any time prior to maturity of the Notes. In the event such notice is not received by such Noteholder within such 15 calendar days, the right of the Company to require such conversion shall lapse without prejudice to the right of the Company to require such conversion upon the occurrence of an MTLC Optional Conversion Event provided notice thereof is given to the Noteholders within such 15 day period. Upon the exercise by the Company of such right to require conversion following the occurrence of an MTLC Optional Conversion Event, (A) the Notes shall be converted into Common Stock at the Conversion Rate and (B) the Company shall, concurrently with such conversion, issue to such Noteholder 1000 Warrants for each $1000.00 of Purchase Price of such Note (unless such Warrants have previously been issued to such Noteholder).

           2.4 In the event a Trigger Event shall not have occurred on or before April 14, 1999, the holder of any Note shall thereafter have the right (but not the obligation) to require the Company to redeem such Note and upon the exercise of such right, the Company will (i) pay to such Noteholder the Discounted Present Value of such Note calculated to the date of payment thereof, which payment shall be effected by the Company within 30 calendar days following the date of such demand for redemption, and (ii) issue to such holder 1,000 Warrants for each $1,000.00 of the Purchase Price of such Note.

           2.5 At any time after April 15, 1999 prior to the exercise (i) by any Noteholder or the Company of their rights of conversion pursuant to Sections 2.2 or 2.3, or (ii) by any Noteholder of its right of redemption under Section 2.4, the Company may, but shall not be required to, prepay the Notes in whole but not in part by (A) paying to each Noteholder the Discounted Present Value of his Note calculated to the date of such prepayment, and (B) issuing to each Noteholder 1,000 Warrants for each $1,000.00 of the Purchase Price of his Note (unless such Noteholders shall have previously received such amount of Warrants).

           2.6 Upon the occurrence of an Event of Default and so long as the same shall be continuing, any Noteholder shall have the right to declare his Note to be in default. In the event of any such declaration the Discounted Present Value of such Note shall be calculated to the date of the occurrence of such Event of Default and, (i) thereafter, such Discounted Present Value of the Note shall bear interest at the Default Rate until all amounts due such Noteholder are paid in full, and (ii) unless previously issued to such Noteholder, the Company will forthwith issue to the Noteholder 1,000 Warrants for each $1,000.00 of the Purchase Price of such Note. Upon the occurrence of an Event of Default any Noteholder may instruct the Agent to exercise any one or more or all of the Agent s rights under the Pledge Agreement, all without prejudice to the Noteholders rights in law or equity.

           2.7 If the SEC or any other agency of the government of the United States abolishes, modifies or otherwise changes the terms of Regulation S or Rule 144 promulgated under the Securities Act of 1933, as amended, so as to (i) extend the holding period under Regulation S to a period greater than 40 days, or (ii) extend the holding period under Rule 144 to greater than one year, the Purchasers adversely affected thereby shall have the registration rights set forth in the Registration Rights Agreement attached hereto as Exhibit D and incorporated herein by this reference.

   Section 3.  Representations and Warranties of the Company.

        The Company hereby represents and Warrants to each Purchaser as follows:

           3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties and to conduct its business as presently conducted and as described in the Offering Memorandum. The Company and its subsidiaries are duly qualified to do business as foreign corporations and are in good standing in every jurisdiction where such qualification is required by controlling law and where the failure to so qualify would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

           3.2 MIC Shares. The MIC Shares consist of 1,000 shares of Common Stock, no par value, represent all of the issued shares of capital stock of the Company, have been duly and validly authorized and issued, and are fully paid and nonassessable. The MIC Shares are owned directly by the Company and are free and clear of any claim, lien, security interest, mortgage, pledge, charge or other encumbrance of any nature whatsoever.

           3.3 Due Execution. Delivery and Performance of the Purchase Agreement. The execution, delivery and performance of this Purchase Agreement, the Notes, the Pledge Agreement, the Warrant, and all other documents delivered by the Company in connection with this Purchase Agreement (a) have been duly authorized by all requisite corporate action of the Company, and (b) will not violate (i) the Certificate of Incorporation or Bylaws of the Company or (ii) any law applicable to the Company, any of its subsidiaries or any rule, regulation or order of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or (iii) any provision of any indenture, mortgage, agreement, contract or other instrument to which the Company is bound.

           3.4  Issuance and Delivery of the Conversion Shares and the

   Warrant Shares. The offer, issuance, sale and delivery of the Conversion Shares and the Warrant Shares, as in accordance with the Purchase Agreements, have been duly authorized by all requisite corporate action of the Company. The Conversion Shares and the Warrant Shares, when issued, will conform to the terms of the Common Stock set forth in the Company s Certificate of Incorporation. The Conversion Shares when issued pursuant to the conversion of the Note and this Purchase Agreement, and the Warrant Shares, when exercised in accordance with the Warrant and this Purchase Agreement, will be duly and validly issued and outstanding, fully paid and non-assessable, will not be subject to any pre-emptive or similar right, and Purchaser will receive good and valid record title to the Conversion Shares and the Warrant Shares, respectively, free and clear of any claim, lien, security interest, mortgage, pledge, charge or other encumbrance of any nature whatsoever, except such as may have been created by the Purchaser. No consent or approval by the stockholders of the Company or of any other person is required to be obtained by the Company for the consummation of the issuance, sale and delivery of the Conversion Shares and the Warrant Shares pursuant to the terms of this Purchase Agreement. The Conversion Shares and the Warrant Shares have been duly and validly authorized and reserved for issuance.

           3.5 Notes and Warrants Authorized. At the Closing, the Notes and the Warrants will be duly and validly executed and delivered by the Company and will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

           3.6 Compliance with Regulation S. The Company is a "reporting issuer" (as defined in Regulation S promulgated by the SEC). The Company, its affiliates and any person acting on behalf of, or as agent of, any of the foregoing, whether as principal or agent, (a) has offered and sold the securities which are the subject of this Purchase Agreement, including the Notes, the Conversion Shares and the Warrant Shares (the "Securities") to the Purchasers only in an "offshore transaction" (as defined in Regulation
   5), (b) has not engaged with respect to the Securities in any "directed selling efforts" (as defined in Regulation 5) in or directed toward the United States, and (c) has complied with all "offering restrictions" (as defined in Regulation 5) in respect of the Securities.

   Section 4.  Representations. Warranties and Covenants of Purchaser.

        Each Purchaser hereby represents, warrants and covenants to the Company as follows:

           4.1 Compliance with United States Securities Laws. Each Purchaser understands and acknowledges that (a) the Securities have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States or to, or for the account or benefit of, any "U.S. person" (as defined in Regulation 5, which definition is set out in Schedule 4 hereto), unless such securities are registered under the

   Securities Act and any applicable state securities or blue sky laws or such offer or sale is made pursuant to exemptions from the registration requirements of such laws, (b) the Notes may not be converted and the Warrants may not be exercised in the United States or by or on behalf of a "U.S. person" (as defined in Regulation 5) unless the Conversion Shares, the Warrants and the Warrant Shares are registered under the Securities Act and any applicable state securities or blue sky laws or exemptions from the registration requirements of such laws are available, and (c) the Securities are being offered and sold pursuant to the terms of Regulation S under the Securities Act, which permits securities to be sold to non- "U.S. persons" in "offshore transactions" (as defined in Regulation 5), subject to certain terms and conditions.

           4.2  Status of Purchaser.

                (a) Purchaser is purchasing the Securities for its own account or for persons or accounts as to which it exercises investment discretion. Neither Purchaser nor such person or account is a "U.S. person" (as defined in Regulation 5). Purchaser has executed this Purchase Agreement outside the United States. The offer to Purchaser and sale of the Securities has occurred outside the United States.

                (b) Purchaser (and any person or account on whose behalf Purchaser is purchasing) is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in restricted securities such as this Purchase Agreement and the Securities) and has requested, received, reviewed and considered all information it deems relevant in making a decision to execute this Purchase Agreement and to purchase the Securities. Purchaser acknowledges that it is capable of evaluating the merits and risks of an investment in the Securities.

                (c) Purchaser acknowledges that the Company has made available to Purchaser (i) the latest annual and quarterly reports and other public information referred to below filed with the SEC. including all of the filings of any nature which the Company has filed and was required to file with the SEC from and including January 1, 1997 through and including December 31, 1997, (ii) the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Securities, and (iii) the opportunity to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished in accordance herewith.

                (d) Purchaser has agreed to purchase the Securities for investment purposes and not with a view to a distribution. To the extent that the Shares and the Warrants comprising the Securities are registered in the name of Purchaser s nominee, Purchaser confirms that such nominee is acting as custodian for Purchaser of such securities.

           4.3  Restrictions on Transfer or Re-Sale.

                (a) For a period of 40 days following the Closing Date, or if the Securities come to be issued on more than one day, the latest

   Closing Date (the "Restricted Period"), Purchaser shall not engage in any activity for the purpose of, or which may reasonably be expected to have the effect of, conditioning the market in the United States for the Securities, or offer, sell, transfer, pledge or otherwise dispose of the Securities, or any interest therein in the United States to, or for the account or benefit of, a "U.S. person" (as defined in Regulation 5).

                (b) Purchaser understands that the Conversion Shares or Warrant Shares or any interest therein are only transferable on the books and records of the Transfer Agent and Registrar of the Common Stock of the Company and, with respect to the Notes and the Warrants, on the books and records of the Company. Purchaser further understands that the Transfer Agent and Registrar and the Company will not register any transfer of the Securities or any interest therein which the Company in good faith believes violates the restrictions set forth herein.

                (c) Unless registered under the Securities Act, any proposed offer, sale, transfer, pledge or other disposition during the Restricted Period of any of the Securities or any interest therein shall be subject to the condition that Purchaser must deliver to the Company (i) a written certification that neither record nor beneficial ownership of the Securities has been offered or sold in the United States or to, or for the account or benefit of, any "U.S. person" (as defined in Regulation 5),
   (ii) a written certification of the proposed transferee that such transferee (or any account for which such transferee is acquiring such Securities is not a "U.S. person (as defined in Regulation 5), that such transferee is acquiring such Securities or such interest therein, as the case may be, for such transferee s own account (or an account over which it has investment discretion) and for investment and not with a view to a distribution, and that such transferee is knowledgeable of and agrees to be bound by the restrictions on re-sale set forth in this section and Regulation S during the Restricted Period, and (iii) a written opinion of United States counsel, in form and substance satisfactory to the Company, to the effect that the offer, sale, transfer, pledge or other disposition of such Securities, or any interest therein, as the case may be, are exempt from registration under the Securities Act and any applicable state securities or blue sky laws.

                (d) Purchaser will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge oh its rights under this Purchase Agreement otherwise than in compliance with the Securities Act, any applicable state securities or blue sky laws and any applicable securities laws of jurisdictions outside the United States, and the rules and regulations promulgated thereunder.

                (e) The parties acknowledge the contemplated transfer of a portion of the principal amount of the Note and agree that a portion of the Note may be transferred to a "U.S. person" (as defined in Regulation
   5) on the condition that the transferee agrees to accept the imposition of the following legend restricting further transfer of re-sale:

   THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND

   CANNOT BE SOLD OR TRANSFERRED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IS THEN IN EFFECT WITH RESPECT TO THE SECURITIES REPRESENTED HEREBY; OR (ii) A WRITTEN OPINION FROM LEGAL COUNSEL TO THE ISSUER IS OBTAINED TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE WITH RESPECT TO THE PROPOSED SALE OR TRANSFER AND THAT NO SUCH REGISTRATION IS REQUIRED; OR (iii) A NO ACTION LETTER OR ITS THEN EQUIVALENT WITH RESPECT TO SUCH SALE OR TRANSFER HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION.

           4.5 Exercise of the Warrants. Purchaser understands that the Warrants may not be exercised by or on behalf of any "U.S. person" (as defined in Regulation 5) unless the Warrants and the Warrant Shares issuable upon exercise thereof are registered under the Securities Act or an exemption from such registration is available. Accordingly, Purchaser understands that it is a condition to the exercise of the Warrants that
   (a) any shares of Common Stock issuable upon such exercise will not be delivered within the United States except in circumstances constituting an "offshore transaction" (as defined in Regulation 5) or unless such shares of Common Stock have been registered under the Securities Act or an exemption from such registration is available, and (b) the holder exercising the Warrants must deliver to the Company (i) a written certification that such holder is not a "U.S. person" (as defined in Regulation 5) and that the Warrants are not being exercised on behalf of, or for the account or benefit of, a "U.S. person" (as defined in Regulation 5) or (ii) a written opinion of United States counsel, in form and substance satisfactory to the Company, to the effect that the Warrants and the shares of Common Stock issuable upon exercise of the Warrants have been registered under the Securities Act or are exempt from registration under the Securities Act.

           4.6 Due Execution. Delivery and Performance of the Purchase Agreement and Other Obligations. Purchaser has full right, power, authority and capacity to enter into this Purchase Agreement and to consummate the transactions contemplated hereby; if Purchaser is a company or corporation, the execution, delivery and performance of this Purchase Agreement by Purchaser have been duly authorized by all requisite corporate action of Purchaser. Upon the execution and delivery of this Purchase Agreement by Purchaser, this Purchase Agreement shall constitute the legal, valid and binding obligations of Purchaser, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

   Section 5. Representations and Warranties at the Closing; Survival of Representations. Warranties and Agreements.

           5.1 Each of the parties hereto acknowledges that each of its respective representations and warranties contained in this Purchase Agreement is true and correct as of the date of this Purchase Agreement.

           5.2 Notwithstanding any investigation made by either party to this Purchase Agreement, all covenants, agreements, representations and warranties made by the Company and Purchaser herein and in the Securities delivered pursuant hereto shall survive the execution of this Purchase Agreement, the delivery to Purchaser of the Securities, and the receipt by the Company of payment for the Securities.

   Section 6.  Certain Agreements of the Company.

        The Company hereby covenants and agrees with Purchaser as follows:

           6.1 The Company shall cause MIC to preserve and maintain its corporate existence and all of its right, privileges and franchises in every jurisdiction in which the character of the property owned or the nature of the business transacted makes licensing of qualification necessary relative to the conduct of MIC s business.

           6.2 The Company shall not permit MIC to encumber, mortgage, pledge, assign or grant any security in MIC s assets to anyone other than Purchaser. The shall cause MIC to place notations on MIC s books of account and financial statements to disclose Purchaser s interest in MIC assets.

           6.3 The Company shall cause MIC to keep and maintain MIC s assets in good operating condition, reasonable wear and tear excepted.

           6.4 The Company shall not permit MIC to make any capital expenditures in any fiscal year in excess of $100,000 without the consent of Purchaser.

           6.5 The Company shall promptly notify Purchaser of the imposition at any time of any lien or encumbrance upon any of the Collateral and the Company shall defend MIC s assets against all claims and demands of all persons at any time claiming the same or any interest therein adverse to Purchaser.

           6.6 Without the prior written consent of Purchaser, the Company shall not sell, assign, transfer, mortgage, pledge, or otherwise dispose of MIC s assets, other than in the ordinary course of business.

           6.7 The Company shall promptly give to Purchaser notice in writing of any proceeding before any governmental agency or court against MIC which might, if determined adversely to MIC, materially and adversely affect MIC s financial condition, affairs or operations.

           6.8 The Company shall cause MIC to pay all taxes, assessments, governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date penalties attach thereto; provided, however, that MIC shall not be required to pay any such all taxes, assessments, governmental charges or levies being contested in good faith and by appropriate proceedings, but only so long as such proceedings do not involve any material danger or material adverse impact on the business of MIC.

           6.9 The Company shall not permit MIC to merge or consolidate with or into any other corporation or entity (except to the extent that MIC is the successor, survivor or parent and, in such event, only if (i) the tangible net worth of MIC is in the Company s reasonable judgment equal to or greater than the tangible net worth of MIC prior to such merger or consolidation, and (ii) MIC remains a wholly-owned subsidiary of the Company.

           6.10 The Company shall cause MIC to defend MIC s assets against the claims and demands of all parties.

           6.11 The Company shall not permit MIC to make a loan, pay a dividend, or otherwise transfer any of MIC s assets to the Company.

           6.12 The Company shall not permit MIC to make any loans to any officers, directors, employees, or affiliates of the Company or MIC.

           6.13 The Company shall cause MIC to provide Purchaser with unaudited financial statements of MIC, including a balance sheet, profit and loss statement, statement of equity, and cash flow statement, within 45 days of the end of each fiscal quarter and 90 days after the end of the fiscal year. All financial statements required hereunder shall be prepared in accordance with GAAP, subject to year-end adjustments in the case of quarterly statements. In addition, the Company shall cause MIC to furnish Purchaser with a month-by-month operating budget and cash flow for each fiscal year, including a balance sheet and income statement) no later than 30 days prior to the end of the previous fiscal year.

           6.14 The Company shall cause MIC to maintain insurance as on its assets in a commercially reasonable manner.

           6.15 The Company shall cause MIC to remain in material compliance with all applicable provisions of the Occupational Safety and Health Act ("OSHA") and the Environmental Protection Act.

           6.16 The Company shall not permit MIC to materially change the nature of its business.

           6.17 The Company shall not permit MIC to purchase or acquire obligations or stock of, or any interest in, or make any investment in any entity other than (i) obligations issued or guaranteed by the United States of America or any agency thereof, (ii) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 or equivalent rating, or (iii) certificates of deposit having maturities of not more than 180 days issued by FDIC-insured commercial banks with combined capital and surplus of at least $500 million, (iv) U.S. money market funds that invest solely in obligations issued by the United States of America or any agency thereof, and (v) Eurodollar time deposits with financial institutions with a published rating of not less than A-I or P-I or equivalent rating.

   Section 7.   Events of Default

           7.1 The Company shall be deemed to be in default of this Purchase Agreement and the Note if any of the following events ("Events of

   Default") shall occur and be continuing:

                (a) The Company shall fail to pay any principal of any Note when due in accordance with the terms thereof or hereof; or the Company shall fail to pay any interest on any Note or any other amount payable hereunder, within five Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                (b) Any representation or warranty made or deemed made by the Company or MIC or in any other transaction document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Purchase Agreement or any such other transaction document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                (c) The Company shall default in the observance or performance of any agreement contained in Section o or any covenant contained in any other transaction document; or

                (d) The Company or MIC shall default in the observance or performance of any agreement contained in this Purchase Agreement or any other transaction document and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which an executive officer of the Company has actual knowledge thereof and (ii) the date upon which the Agent or any Noteholder gives notice to the Company thereof; or

                (e) (i) the Company or MIC shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have any order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or MIC shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or MIC any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or
   (iii) there shall, be commenced against the Company or MIC any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or MIC shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
   (i), (ii), or (iii) above; or (v) the Company or MIC shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

           7.2 In any such Event of Default, as defined in Section 7.1, (A) if such Event of Default specified in clause (i) or (iv) of paragraph (e) of Section 7.1 with respect to the Company, automatically the Notes hereunder (with accrued interest on) and all other amounts owing under this Purchase Agreement (including, without limitation, all Obligations shall immediately become due and payable, and (B) if such event is any other Event of Default, any Noteholder may declare the Notes (and accrued interest thereon) and all other amounts owing under this Purchase Agreement without limitation, all Obligations, to be due and payable forthwith, whereupon the same shall immediately become due and payable.

           7.3 Except as expressly provided above in this Section 7, demand, protest and all other notices of any kind are hereby expressly waived.

   Section 8.   Notices.

           Notices and other communications provided for herein shall be in writing and shall be delivered by hand or shall be sent by telecopy (and if sent by telecopy, shall be confirmed by registered mail, return receipt requested, or by overnight mail or courier, postage and delivery charges prepaid), to the following addresses:

      if to the Company:   Metalclad Corporation
                           Attention: Grant Kesler, President
                           2 Corporate Plaza, Suite 125
                           Newport Beach, California 92660
                           Phone:  (714) 719-1234
                           Fax:  (714) 719-1240

         with a copy to:   Gibson, Haglund & Johnson
                           Attention: Bruce H. Haglund, Esq.
                           Koll Center Irvine
                           2010 Main Street, Suite 400
                           Irvine, California 92614
                           Phone: (714) 752-1100
                           Fax: (714) 752-7144 or (714) 752-1188

    if to the Purchaser:   Sundial International Fund Limited
                           Attention: Mr. J.C.M. Robertson, Director
                           Les Bruyeres, Les Grande Mielle
                           Fauvic, Grouville
                           Jersey, Channel Islands JE3 9BN
                           Phone: 011-44-1534-851-294
                           Fax: 011-44-1534-857-228

                           Ultra Pacific Holdings S.A.
                           Attention: Herr Hans Gassner
                           c/o Dr. Herbert Batliner
                           Post Box 86
                           F.L. 9490
                           Vaduz, Liechtenstein
                           Phone: 011-41-75-236-0404
                           Fax: 011-41-75-236-0405
        with copies to:    Gilmartin, Poster & Shafto
                           Attention: Donald B. Shafto, Esq.
                           One William Street, 5th Floor
                           New York, New York 10004
                           Phone: (212) 425-3220
                           Fax: (212) 482-0848 or (212) 425-3130

                           Sundt & Co. Ltd.
                           Attention: Nick Murphy
                           11 St. James s Square
                           London SW1Y 4LB United Kingdom
                           Phone: 011-44-171-930-5757
                           Fax: 011-44-171-930-1784

   Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by telecopy, when received. Addresses may be changed upon notice of such change given as provided in this Section 8.

   Section 9.  Amendments.

   No amendment, interpretation or waiver of any of the provisions of this Purchase Agreement shall be effective unless made in writing and signed by the parties to this Purchase Agreement.

   Section 10.  Headings.

        The headings of the sections and sub-sections of this Purchase Agreement are used for convenience only and shall not affect the meaning or interpretation of the contents of this Purchase Agreement.

   Section 11.  Enforcement.

       The failure to enforce or to require the performance at any time of any of the provisions of this Purchase Agreement shall in no way be construed to be a waiver of such provisions, and shall not affect either the validity of this Purchase Agreement or any part hereof or the right of any party thereafter to enforce each and every provision in accordance with the terms of this Purchase Agreement.

   Section 12.  Governing Law.

        This Agreement and the relationships of the parties in connection with the subject matter of this Purchase Agreement shall be governed by and determined in accordance with the substantive laws of the State of New York, in the United States of America, applicable to agreements made and to be performed entirely therein.

   Section 13.  Severability.

        In case any one or more of the provisions contained in this Pledge Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. To the extent permitted by applicable law, the parties hereby waive any provision of law which may render any provision hereof invalid, illegal or unenforceable in any respect.

   Section 14. Counterparts.

   This Purchase Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

        IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed by their duly authorized representatives as of the day and year first above written.

   The Company:           METALCLAD CORPORATION

                          By:    /s/Grant S. Kesler
                              --------------------------------
                               Grant S. Kesler, President

   Purchasers:            SUNDIAL INTERNATIONAL FUND LIMITED

                          By:    /s/Donald B. Shafto
                              --------------------------------
                               Name:  Donald B. Shafto
                               Title: Assistant Secretary


                          ULTRA PACIFIC HOLDINGS S.A.

                          By:    /s/Donald B. Shafto
                              --------------------------------
                               Name:  Donald B. Shafto
                               Title: President

                              METALCLAD CORPORATION

                                   SCHEDULE 1

                   PURCHASE AGREEMENT DATED DECEMBER 31, 1997

   Name of Noteholder                     Principal Amount of Notes
   ------------------                     -------------------------

   Sundial International Fund Limited           $1,466,666.67

   Ultra Pacific Holdings, S.A.                    733,333.33
                                                 ------------
        Total                                   $2,200,000.00




































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